UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2010 (March 11, 2010)

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On March 11, 2010, Pioneer Drilling Company (the “Company”) successfully completed the issuance and sale of $250,000,000 aggregate principal amount of its 9.875% Senior Notes due 2018 (the “Notes”). The Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a senior unsecured basis by certain of the Company’s domestic subsidiaries (the “Guarantors”), and may be guaranteed by certain future domestic subsidiaries of the Company. The Notes and the Guarantees were offered and sold inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes and the Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Notes were priced at a discount to provide estimated net proceeds to the Company, after fees and expenses, of $234.8 million. The Company intends to use the net proceeds of the offering to repay a portion of the amount outstanding under its senior secured revolving credit facility.

The Notes and the Guarantees were issued pursuant to an Indenture, dated March 11, 2010 (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes are the senior unsecured obligations of the Company. The Notes will rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior in right of payment to any of the Company’s future subordinated indebtedness. The Notes will effectively rank junior in right of payment to the existing and future debt and other liabilities of the Company’s subsidiaries that do not guarantee the Notes and to all of the Company’s and any subsidiaries’ existing and future secured indebtedness, including borrowings under the Company’s senior secured revolving credit facility, to the extent of the value of the assets securing such indebtedness.

Interest and Maturity

The Notes will mature on March 15, 2018, and interest on the Notes will be paid semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2010.

Optional Redemption

The Company will have the option to redeem the Notes, in whole or in part, at any time on or after March 15, 2014, in each case at the redemption price specified in the Indenture together with any accrued and unpaid interest to the date of redemption. Prior to March 15, 2014, the Company may also redeem the Notes, in whole or in part, at a “make-whole” redemption price specified in the Indenture, together with any accrued and unpaid interest to the date of redemption. In addition, prior to March 15, 2013, the Company may, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 109.875% of the principal amount, plus any accrued and unpaid interest to the redemption date, with the net proceeds of certain equity offerings, if at least 65% of the aggregate principal amount of the Notes issued under the Indenture for the Notes remains outstanding after such redemption and the redemption occurs within 120 days of the closing of the equity offering.

Mandatory Offer to Repurchase

Upon the occurrence of a change of control, holders of the Notes will have the right to require the Company to purchase all or a portion of the Notes at a price equal to 101% of the principal amount of each Note, together with any accrued and unpaid interest to the date of purchase. Under certain circumstances in connection with asset dispositions, the Company will be required to use the excess proceeds of asset dispositions to make an offer to purchase the Notes at a price equal to 100% of the principal amount of each Note, together with any accrued and unpaid interest to the date of purchase.

Certain Covenants

The Indenture restricts the Company’s and certain of the Company’s subsidiaries’ ability to: (i) pay dividends on stock, repurchase stock or redeem subordinated debt or make other restricted payments; (ii) incur, assume or guarantee additional indebtedness or issue disqualified stock; (iii) create liens on the Company’s assets; (iv) enter into sale and leaseback transactions; (v) restrict dividends, loans or other asset transfers from certain of the Company’s subsidiaries; (vi) consolidate with or merge with or into, or sell all or substantially all of the Company’s properties to, another person; (vii) enter into transactions with affiliates; and (viii) enter into new lines of business. These covenants are subject to important exceptions and qualifications.

Events of Default

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on, or additional interest with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company or certain of the Company’s subsidiaries to comply for 30 days after written notice with certain covenants relating to, among other things, merger, consolidation or sale of assets; (iv) failure by the Company or certain of the Company’s subsidiaries to comply for 60 days after written notice with any of the other agreements in the Indenture; (v) there occurs, with respect to any indebtedness of the Company or certain of the Company’s subsidiaries having an outstanding principal amount of $15.0 million or more, (a) failure to make a principal, premium or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period, the result of which gives the holder of such indebtedness the right to accelerate such indebtedness or (b) an event of default which results in such indebtedness being due and payable prior to its maturity; (vi) failure by the Company or certain of the Company’s subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its guaranty; and (viii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or certain of the Company’s subsidiaries. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or certain of the Company’s subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The description of the Indenture in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

In connection with the issuance and sale of the Notes and the Guarantees, the Company and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Banc of America Securities LLC, Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers (collectively, the “Initial Purchasers”), dated March 11, 2010. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes that have substantially identical terms as the Notes. In addition, the Company and the Guarantors have agreed to exchange the Guarantees related to the Notes for a registered guarantee having substantially the same terms as the original Guarantees. The Company and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 390 days after the issuance of the Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated by reference herein. The description of the Registration Rights Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Relationships

Some of the Initial Purchasers or their affiliates have provided investment banking, commercial banking and financial advisory services for the Company from time to time for which they have received, and will receive, customary fees and reimbursements of expenses and may in the future provide additional services. Affiliates of certain of the Initial Purchasers are lenders under the Company’s senior secured revolving credit facility and will be repaid with a portion of the net proceeds of the offering.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 8.01	Other Events.

On March 11, 2010, the Company issued a press release announcing the successful closing of the Notes offering described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated March 11, 2010, by and among Pioneer Drilling Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee

4.2	Registration Rights Agreement, dated March 11, 2010, by and among Pioneer Drilling Company, the subsidiary guarantors party thereto and the initial purchasers party thereto

99.1	Press Release, dated March 11, 2010, announcing closing of offering of $250 million of 9.875% senior notes due 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By	/s/ CARLOS R. PEÑA
Carlos R. Peña
Senior Vice President, General Counsel and Secretary
(Duly Authorized Officer)

Date: March 12, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated March 11, 2010, by and among Pioneer Drilling Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee

4.2	Registration Rights Agreement, dated March 11, 2010, by and among Pioneer Drilling Company, the subsidiary guarantors party thereto and the initial purchasers party thereto

99.1	Press Release, dated March 11, 2010, announcing closing of offering of $250 million of 9.875% senior notes due 2018